UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

October 1, 2025

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on March 4, 2025, New Era Energy & Digital, Inc. (the “Company”) received written notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, for the preceding 30 consecutive business days, the Company’s market value of listed securities (“MVLS”) closed below the minimum $50,000,000 MVLS threshold required for the continued listing of the Company’s securities on The Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until September 2, 2025, to regain compliance with the MVLS Rule.

As also previously disclosed, on September 3, 2025, the Company received notice (the “Notice”) from the Staff indicating that the Company had not regained compliance with the MVLS Rule as of September 2, 2025, and that the Company was therefore subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which request will stay any further action by Nasdaq at least pending the ultimate conclusion of the hearing process. The hearing is scheduled for October 16, 2025.

Following the receipt of the Notice, the Company has undertaken a number of actions in order to regain compliance with Nasdaq listing standards.

Since June 30, 2025, the Company has issued and sold an aggregate of 17,266,344 shares of Common Stock for a total amount of $13,813,206, pursuant to the Fourth Amended and Restated Equity Purchase Facility Agreement, dated as of August 12, 2025, by and between the Company and an investor.

As of June 30, 2025, the Company had $8,755,858 of principal senior secured indebtedness evidenced by convertible promissory notes (the “Convertible Notes”) which debt is secured by a lien on all of the assets of the Company and which debt is convertible into shares of common stock. Since June 30, 2025, the holder of the Convertible Notes converted$6,119,409 of that debt into 6,125,000 shares of common stock. On October 1, 2025 the Company repaid the balance of that indebtedness, bringing the Company’s total outstanding balance on the Convertible Notes to zero. The Company has received a release and satisfaction of the lien securing the Convertible Notes.

As a result, the Company believes that, as of the date of this Current Report on Form 8-K, it satisfies the Stockholders’ Equity Requirement for continued listing on The Nasdaq Global Market. The Company’s determination of stockholders’ equity is based on estimates and information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of or for the quarter ended September 30, 2025, and has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm. The Company’s financial closing procedures for the quarter ended September 30, 2025, are not yet complete and, as a result, stockholders’ equity upon completion of its closing procedures may vary from this preliminary estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2025

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

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